UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2025

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market LLC
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market LLC
8.00% Notes due 2027	RWAYZ	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 23, 2025, the Company’s board of directors approved an amended and restated Joint Code of Ethics (as amended, the “Code”). The changes include, among others, revisions to (i) enhance the pre-clearance requirement for reportable securities, (ii) add a three month hold period for such reportable securities, and (iii) prohibit political contributions.

The foregoing description of the revisions reflected in the Code is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K. A copy of the Code is also publicly available on the Company’s website at https://.runwaygrowth.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

14.1	Joint Code of Ethics
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2025	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary